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                                                                  Exhibit 23.2

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


American Architectural Products Corporation
Boardman, Ohio


We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 1 to the Registration Statement of our report dated February 26, 1998 relating to the consolidated financial statements of American Architectural Products Corporation, our report dated April 28, 1997 relating to the combined financial statements of Mallyclad Corporation and Vyn-L Corporation, our report dated October 20, 1997 relating to the combined financial statements of Danvid Company, Inc. and Danvid Window Company, and our report dated May 21, 1998 relating to the financial statements of Weather-Seal (a division of Louisiana-Pacific Corporation), which are contained in that Prospectus, and of our report dated February 26, 1998 relating to the financial statement schedules of American Architectural Products Corporation, our report dated October 20, 1997 relating to the financial statement schedules of Danvid Company, Inc. and Danvid Window Company, and our report dated May 21, 1998 relating to the financial statement schedules of Weather-Seal (a division of Louisiana-Pacific Corporation), which are contained in Part II of Amendment No. 1 to the Registration Statement.

We also consent to the reference to us under the captions "Experts" and "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure" in the Prospectus.




                                                       BDO SEIDMAN, LLP

Troy, Michigan
August 7, 1998